QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.03(b)

Consent of Independent Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2004 with respect to the consolidated statement of assets and liabilities of Millburn International (Cayman) Limited in the Registration Statement on Form S-1 and the related Prospectus of Global Macro Trust as filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Grand Cayman, Cayman Islands June 30, 2004

QuickLinks

EXHIBIT 23.03(b)
Consent of Independent Public Accounting Firm